Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
Lyne Andrich, 303.312.3458
Sue Hermann, 303.312.3488

COBIZ INC. Restructures Investment Portfolio

DENVER — December 14, 2006 — COBIZ INC. (Nasdaq: COBZ) announced that it has restructured a portion of its investment portfolio seeking to enhance net interest margin and improve future earnings. The company sold investment securities with a book value of $58.3 million (approximately 13% of the total portfolio) that had a market value of $56.6 million, incurring a charge to operating income of approximately $1.1 million after tax, or $0.05 per diluted share in the quarter ended December 31, 2006; however, shareholders’ equity will be minimally impacted as the decline in market value of investments was reflected in “accumulated other comprehensive loss” within shareholders’ equity. A portion of the proceeds from these sales were reinvested into higher-yielding securities, with the balance of the proceeds being used to reduce higher-cost wholesale funding. As a result of this portfolio restructuring, the Company expects to see an increase in its net interest margin over the next 12 months; however, the Company plans to reinvest the incremental income into business initiatives that will support the continued growth of the Company.

COBIZ INC. (www.cobizinc.com) is a $2.1 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to medium-sized businesses. COBIZ also offers trust and fiduciary services through CoBiz Private Asset Management; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs.

Forward-Looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The discussion in this news release contains forward-looking statements. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance and other factors, as discussed in the Company’s filings with the Securities and Exchange Commission. These risks include the impact of interest rates and other general economic conditions, loan and lease losses, risks related to the execution of the Company’s growth strategy, the possible loss of key personnel, factors that could affect the Company’s ability to compete in its market areas, changes in regulations and government policies and other factors discussed in the Company’s filings with the Securities and Exchange Commission.

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